EXHIBIT 10.1

WAIVER OF REGISTRATION RIGHTS

This WAIVER is given this 14th day of February, 2008 by Valens U.S. SPV I, LLC (“Investor”) to STEN Corporation (the “Company”).

WHEREAS, the Company and Investor have entered into that certain Registration Rights Agreement dated as of November 23, 2007 (“Agreement”);

WHEREAS, the Company has requested, and Investor desires to grant, a waiver of certain provisions of the Agreement.

NOW THEREFORE, in consideration of the premises and for value received Investor hereby consents and agrees as follows:

1.     Definitions.  Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Agreement.

2.     Waiver.  Investor hereby consents and agrees to the waiver of the provisions of Section 2(a) of the Agreement that require the Company to:

(a)     on or prior to each Filing Date, prepare and file with the Commission a Registration Statement covering the Registrable Securities for a selling stockholder resale offering to be made on a continuous basis pursuant to Rule 415; and

(b)    use its best efforts to cause each Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date.

3.     Relationship to Security Agreement and Ancillary Agreements.  Investor hereby consents and agrees that neither the request for nor giving of this Waiver nor the Company’s failure to take the actions specified in Section 2(a)-(b) hereof in reliance upon this Waiver is or will result in (i) an Event of Default under the Security Agreement or the Ancillary Agreements (as that term is defined in the Security Agreement) or (ii) any breach of representation, warranty, covenant or agreement of any of Security Agreement or Ancillary Agreements.

4.    Full Force and Effect.  Except as modified by this Waiver, the Agreement remains in full force and effect.

5.     Governing Law.  This Waiver shall be governed by and construed in accordance with the laws of the state of New York, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, Investor has executed and delivered this Waiver as of the date and year first above written.

Valens U.S. SPV I, LLC

By:  Valens Capital Management, LLC

Its:   Investment Manager

By:  /s/ [AUTHORIZED SIGNATORY]

Its:  Senior Managing Director